Exhibit 99.1

                                 AMENDMENT NO. 3

        WHEREAS, Bluefly, Inc. ("Bluefly"), Quantum Industrial Partners LDC ("QIP") and SFM Domestic Investments LLC ("SFM") entered into the Note and Warrant Purchase Agreement dated July 16, 2003 whereby Bluefly issued to QIP a Convertible Demand Promissory note in the amount of $1,936,564.00 and issued to SFM a Convertible Demand Promissory note in the amount of $63,436.00, both of which had an original maturity date of January 12, 2004 (the "July Notes");

        WHEREAS, Bluefly, QIP and SFM entered into the Note and Warrant Purchase Agreement dated October 17, 2003 whereby Bluefly issued to QIP a Convertible Demand Promissory note in the amount of $1,936,564.00 and issued to SFM a Convertible Demand Promissory note in the amount of $63,436.00 both of which had an original maturity date of April 14, 2004 (the "October Notes," and, together with the July Notes, the "Notes");

        WHEREAS, the maturity dates of the Notes have previously been extended to May 1, 2006; and

        WHEREAS, Bluefly, QIP and SFM desire to further extend the maturity dates of the Notes.

        NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

    1. The first line of Section 1(c) of the July Notes is deleted in its entirety and replaced with:

    The outstanding principal and all accrued and unpaid interest shall be paid in full no later than May 1, 2007 (the "Maturity Date"), unless repaid earlier pursuant to the provisions of Section 2 (the date of any payment pursuant to Section 2 and the Maturity Date, collectively referred to as a "Repayment Date") or unless converted into Subsequent Round Securities (as defined below) pursuant to Section 5 on or prior to the Maturity Date.

    2. The first line of Section 1(c) of the October Notes is deleted in its entirety and replaced with:

    The outstanding principal and all accrued and unpaid interest shall be paid in full no later than May 1, 2007 (the "Maturity Date"), unless repaid earlier pursuant to the provisions of Section 2 (the date of any payment pursuant to Section 2 and the Maturity Date, collectively referred to as a "Repayment Date") or unless converted into Subsequent Round Securities (as defined below) pursuant to Section 5 on or prior to the Maturity Date.

    3. Except as amended by this Amendment, all existing terms of the July Notes and the October Notes shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and effective as of the 17th day of February, 2006.

        Bluefly, Inc.


        /s/ Patrick C. Barry
        ----------------------------------
        Name:  Patrick C. Barry
        Title: Chief Operating Officer and
               Chief Financial Officer


        Quantum Industrial Partners LDC


        /s/ Jay A. Schoenfarber
        ----------------------------------
        Name:  Jay A. Schoenfarber
        Title: Attorney in fact


        SFM Domestic Investments LLC


        /s/ Jay A. Schoenfarber
        ----------------------------------
        Name:  Jay A. Schoenfarber
        Title: Attorney in fact